Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	18	869	101,160		53,774	33,025	13,483	878
Seniors Housing Triple-net	14	318	26,394		5,333	14,489	6,303	269
Outpatient Medical	16	390	23,122,705	(1)	n/a	n/a	n/a	n/a
Health System	30	205	24,485		201	517	3,145	20,622
Long-Term/Post-Acute Care	18	94	10,775		—	723	10	10,042
Total	17	1,876

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	1Q21 NOI	1Q22 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	532	$119,923	$142,019	18.4%	803	$745,316	40.8%
Seniors Housing Triple-net(4)	267	77,531	82,902	6.9%	303	383,528	21.0%
Outpatient Medical	351	99,885	102,631	2.7%	379	434,884	23.8%
Health System	190	38,023	39,069	2.8%	201	172,368	9.4%
Long-Term/Post-Acute Care(4)	76	21,917	22,304	1.8%	79	89,252	5.0%
Total	1,416	$357,279	$388,925	8.9%	1,765	$1,825,348	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	77.5%	n/a	n/a	95.5%	1.3%	2.0%	1.2%
Seniors Housing Triple-net	77.3%	0.82	0.99	88.0%	4.3%	1.0%	6.7%
Outpatient Medical	94.8%	n/a	n/a	100.0%	—	—	—
Health System	72.7%	0.03	0.66	38.7%	41.4%	19.9%	—%
Long-Term/Post-Acute Care	81.1%	1.30	1.56	33.5%	31.1%	35.4%	—%
Total		0.65	0.97	92.4%	3.3%	2.9%	1.4%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 20 and 21 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 20 for reconciliation.
(4) Same store NOI for these property types represents cash rent excluding the impact of expansions.
(5) Data as of March 31, 2022 for Seniors Housing Operating and Outpatient Medical and December 31, 2021 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
ProMedica	201	$—	$—	$—	$172,368	$—	$172,368	9.4%
Sunrise Senior Living	124	111,702	—	—	—	—	111,702	6.1%
Atria Senior Living	93	81,181	—	—	—	—	81,181	4.4%
Avery Healthcare	55	6,268	69,447	—	—	—	75,715	4.1%
Brookdale Senior Living	85	(841)	63,628	—	—	—	62,787	3.4%
Belmont Village	21	60,750	—	—	—	—	60,750	3.3%
Sagora Senior Living	31	27,505	28,772	—	—	—	56,277	3.1%
Revera	85	54,526	—	—	—	—	54,526	3.0%
Cogir	44	48,212	—	—	—	—	48,212	2.6%
Senior Resource Group	24	46,613	—	—	—	—	46,613	2.6%
Remaining	1,002	309,400	221,681	434,884	—	89,252	1,055,217	58.0%
Total	1,765	$745,316	$383,528	$434,884	$172,368	$89,252	$1,825,348	100.0%

By Country:
United States	1,498	$575,741	$305,357	$434,884	$172,368	$81,997	$1,570,347	86.0%
United Kingdom	117	69,010	74,474	—	—	—	143,484	7.9%
Canada	150	100,565	3,697	—	—	7,255	111,517	6.1%
Total	1,765	$745,316	$383,528	$434,884	$172,368	$89,252	$1,825,348	100.0%

By MSA:
New York	81	$42,073	$27,100	$35,830	$5,863	$2,401	$113,267	6.2%
Los Angeles	72	58,767	19,242	34,466	—	—	112,475	6.2%
Dallas	60	34,390	6,500	29,208	862	4,123	75,083	4.1%
Greater London	49	40,906	17,296	—	—	—	58,202	3.2%
Philadelphia	44	7,315	1,591	23,330	21,833	465	54,534	3.0%
Washington D.C.	42	31,042	1,458	7,207	11,348	2,787	53,842	2.9%
Houston	32	10,112	3,487	28,830	—	—	42,429	2.3%
San Francisco	20	25,686	10,351	—	4,976	—	41,013	2.2%
San Diego	18	18,109	6,631	8,735	—	2,942	36,417	2.0%
Chicago	43	7,532	7,520	5,636	11,122	—	31,810	1.7%
Charlotte	26	1,475	9,945	19,901	—	—	31,321	1.7%
Minneapolis	20	(1,319)	15,769	14,074	—	—	28,524	1.6%
Seattle	29	7,744	3,393	15,247	1,515	—	27,899	1.5%
Boston	24	18,421	5,038	2,496	—	600	26,555	1.5%
Raleigh	12	6,885	17,916	1,003	—	—	25,804	1.4%
Montréal	21	23,955	—	—	—	—	23,955	1.3%
Miami	36	757	—	16,338	5,920	—	23,015	1.3%
Birmingham, UK	15	10,663	10,526	—	—	—	21,189	1.2%
Atlanta	26	952	—	17,870	2,051	—	20,873	1.1%
Toronto	25	20,466	—	—	—	—	20,466	1.1%
Remaining	1,070	379,385	219,765	174,713	106,878	75,934	956,675	52.5%
Total	1,765	$745,316	$383,528	$434,884	$172,368	$89,252	$1,825,348	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 20 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	1Q21	2Q21	3Q21	4Q21	1Q22
Properties	608	630	736	755	805
Units	58,185	59,670	71,721	76,105	80,402
Total occupancy	72.7%	73.0%	74.9%	76.3%	76.3%
Total revenues	$711,118	$728,235	$812,096	$877,564	$969,979
Operating expenses	539,058	584,484	644,241	698,601	774,936
NOI	$172,060	$143,751	$167,855	$178,963	$195,043
Recurring cap-ex	$7,255	$14,448	$15,395	$28,057	$23,325
Other cap-ex	$13,413	$31,794	$35,588	$51,168	$45,988

Same Store Performance(2)	1Q21	2Q21	3Q21	4Q21	1Q22
Properties	532	532	532	532	532
Occupancy	73.4%	74.0%	76.2%	77.7%	78.0%
Same store revenues	$611,453	$623,841	$646,540	$664,357	$679,994
Compensation	289,843	291,083	308,700	324,661	324,929
Utilities	29,972	26,372	30,544	29,838	33,788
Food	22,700	23,453	24,860	25,870	25,712
Repairs and maintenance	15,851	16,847	18,120	19,560	18,749
Property taxes	27,950	27,258	27,049	24,149	27,545
All other	105,214	104,391	102,969	110,778	107,252
Same store operating expenses	491,530	489,404	512,242	534,856	537,975
Same store NOI	$119,923	$134,437	$134,298	$129,501	$142,019
Same store NOI margin %	19.6%	21.5%	20.8%	19.5%	20.9%
Year over year NOI growth rate					18.4%

Partners	Properties(3)	Pro Rata Units(3)	Welltower Ownership %(4)	Core Markets	1Q22 NOI	% of Total
Sunrise Senior Living	124	10,034	100.0%	Southern California	$23,268	11.9%
Atria Senior Living	93	11,296	100.0%	Northern California	15,903	8.2%
Belmont Village	21	2,804	95.0%	New York / New Jersey	10,128	5.2%
Revera	85	8,352	75.0%	Greater London	9,853	5.1%
Cogir	31	4,369	90.9%	Washington D.C.	8,596	4.4%
Senior Resource Group	24	3,268	65.0%	Montréal	6,520	3.3%
Brandywine Living	28	2,651	99.6%	Toronto	5,406	2.8%
Signature Senior Lifestyle	32	2,326	85.8%	Boston	4,423	2.3%
Frontier Management	64	3,711	96.1%	Seattle	2,696	1.4%
Clover Management	33	3,630	90.4%	Birmingham, UK	2,666	1.4%
Legend Senior Living	37	2,809	93.3%	Vancouver	2,455	1.3%
Sagora Senior Living	14	1,483	93.6%	Manchester, UK	1,844	0.9%
Care UK	26	1,869	100.0%	Ottawa	1,021	0.5%
Oakmont Senior Living	15	1,437	100.0%	Core Markets	94,779	48.7%
Remaining	176	20,288		All Other	100,264	51.3%
Total	803	80,327		Total	$195,043	100.0%
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 20 and 21 for reconciliation.
(3) Represents In-Place Portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 20 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 2.4% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	36 / 4,051	$58,767	10.2%	10 / 1,436	11 / 1,063	$7,675	1.1%	9.0%	6,731	$107,576	$1,122,139	1.1%		6.8%
New York	37 / 3,400	42,073	7.3%	8 / 1,151	9 / 772	7,455	5.1%	9.6%	5,718	124,439	570,816	1.7%		5.5%
Dallas	30 / 3,558	34,390	6.0%	7 / 1,011	6 / 877	4,250	6.1%	25.8%	3,463	98,104	394,951	3.0%		7.1%
Washington D.C.	17 / 1,967	31,042	5.4%	5 / 616	9 / 922	3,018	3.5%	11.1%	5,374	140,024	847,419	2.1%		4.5%
San Francisco	13 / 1,628	25,686	4.5%	—	—	—	2.4%	9.8%	8,972	148,823	1,356,968	(1.4)%		6.8%
Boston	17 / 1,336	18,421	3.2%	1 / 86	1 / 59	1,026	4.5%	8.5%	2,795	148,368	869,507	2.3%		5.3%
San Diego	8 / 1,033	18,109	3.1%	—	—	—	1.8%	12.1%	4,590	123,179	1,032,091	0.3%		7.4%
Boulder, CO	6 / 570	12,373	2.1%	—	—	—	4.6%	25.3%	2,108	107,529	741,890	N/A		6.5%
Denver	6 / 857	12,189	2.1%	4 / 505	2 / 396	3,189	5.5%	24.1%	5,112	92,449	632,831	1.8%		5.2%
San Antonio	4 / 1,075	11,515	2.0%	—	—	—	6.9%	27.4%	2,465	85,947	320,118	1.5%		5.3%
Sacramento	8 / 637	11,088	1.9%	—	—	—	3.0%	11.3%	3,747	111,986	598,909	(0.1)%		5.4%
Tucson	5 / 930	10,202	1.8%	—	—	—	-4.8%	-3.9%	1,973	64,034	280,710	(1.4)%		3.5%
Houston	10 / 953	10,112	1.8%	1 / 118	1 / 74	1,223	5.8%	24.6%	3,688	91,260	409,037	(0.8)%		5.0%
San Jose	4 / 480	9,936	1.7%	1 / 41	1 / 137	444	2.2%	11.3%	6,744	158,322	1,658,670	0.9%		5.9%
Sarasota	7 / 1,034	9,096	1.6%	1 / 70	1 / 182	161	5.1%	8.2%	2,776	73,043	306,071	5.7%		6.8%
Buffalo	10 / 1,254	7,827	1.4%	—	—	—	5.4%	8.0%	3,049	74,398	198,802	(2.6)%		3.6%
Seattle	16 / 1,711	7,744	1.3%	2 / 175	3 / 361	768	6.3%	18.7%	5,300	121,259	853,640	0.6%		5.4%
Portland, OR	9 / 945	7,685	1.3%	2 / 477	2 / 134	951	5.5%	17.6%	2,662	87,132	480,990	5.1%		4.9%
Chicago	19 / 2,174	7,532	1.3%	1 / 177	1 / 131	24	1.2%	9.3%	3,316	107,632	445,033	1.1%		4.8%
Philadelphia	12 / 957	7,315	1.3%	3 / 499	2 / 170	957	3.5%	6.6%	2,212	113,847	358,914	0.1%		4.0%
Raleigh	2 / 250	6,885	1.2%	1 / 138	1 / 176	2,762	4.2%	23.7%	3,210	97,376	366,605	1.5%		5.7%
Charlottesville, VA	1 / 302	6,178	1.1%	—	—	—	2.7%	10.3%	2,089	64,142	409,459	N/A		4.1%
Riverside	6 / 770	6,060	1.1%	—	—	—	2.3%	17.1%	3,281	136,307	744,300	2.0%		6.4%
Salisbury, MD	2 / 206	6,041	1.0%	—	—	—	8.4%	10.7%	676	82,793	474,959	N/A		2.9%
Santa Rosa, CA	4 / 516	5,733	1.0%	—	—	—	0.4%	5.5%	2,016	97,882	803,445	N/A		5.9%
Total - Top 25	289 / 32,594	$383,999	66.7%	47 / 6,500	50 / 5,454	$33,903	3.6%	12.4%	4,626	$118,797	$799,593	1.2%		5.8%
All Other US SHO Markets	307 / 33,337	191,742	33.3%	22 / 2,898	24 / 3,036	10,369	3.5%	12.6%	4,028	91,244	477,069
Total US SHO	596 / 65,931	$575,741	100.0%	69 / 9,398	74 / 8,490	$44,272	3.6%	12.5%	4,407	$113,909	$742,379

% of Total IPNOI						2.4%
US National Average							3.2%	10.8%	94	$72,039	$273,858	1.7%	(10)	4.6%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 20 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2022-2027.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2022 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 1Q22. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from February 2021 - February 2022 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and high barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 5.0% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	36 / 4,051	$58,767	10.2%	13 / 1,876	22 / 2,454	$14,553	1.1%	9.6%	6,492	$100,108	$1,043,412	1.1%		6.8%
New York	37 / 3,400	42,073	7.3%	14 / 2,037	16 / 1,486	13,076	5.2%	9.7%	5,166	120,806	561,518	1.7%		5.5%
Dallas	30 / 3,558	34,390	6.0%	13 / 1,798	13 / 1,637	9,441	5.9%	25.8%	3,292	90,859	370,354	3.0%		7.1%
Washington D.C.	17 / 1,967	31,042	5.4%	7 / 980	16 / 1,718	4,475	3.3%	11.1%	5,338	134,702	827,291	2.1%		4.5%
San Francisco	13 / 1,628	25,686	4.5%	2 / 159	2 / 230	995	2.5%	9.9%	7,640	148,255	1,274,143	(1.4)%		6.8%
Boston	17 / 1,336	18,421	3.2%	4 / 513	5 / 436	4,193	4.5%	9.4%	2,775	137,974	800,841	2.3%		5.3%
San Diego	8 / 1,033	18,109	3.1%	1 / 180	1 / 50	343	2.1%	11.6%	4,464	121,607	971,248	0.3%		7.4%
Boulder, CO	6 / 570	12,373	2.1%	—	—	—	5.0%	23.7%	1,422	114,047	739,210	N/A		6.5%
Denver	6 / 857	12,189	2.1%	5 / 586	3 / 485	6,434	5.3%	22.2%	4,782	87,871	601,027	1.8%		5.2%
San Antonio	4 / 1,075	11,515	2.0%	1 / 231	1 / 162	1,929	6.9%	26.7%	2,310	83,810	300,960	1.5%		5.3%
Sacramento	8 / 637	11,088	1.9%	1 / 145	1 / 115	436	3.0%	12.1%	3,512	106,151	565,021	(0.1)%		5.4%
Tucson	5 / 930	10,202	1.8%	—	—	—	-4.7%	-3.2%	1,736	62,990	278,277	(1.4)%		3.5%
Houston	10 / 953	10,112	1.8%	3 / 522	3 / 474	3,055	6.0%	27.4%	3,736	87,737	333,540	(0.8)%		5.0%
San Jose	4 / 480	9,936	1.7%	2 / 144	2 / 280	3,505	2.2%	11.3%	5,754	163,871	1,662,349	0.9%		5.9%
Sarasota	7 / 1,034	9,096	1.6%	3 / 455	5 / 445	2,115	5.0%	7.9%	2,265	71,734	330,338	5.7%		6.8%
Buffalo	10 / 1,254	7,827	1.4%	—	—	—	5.3%	8.3%	2,669	71,675	190,727	(2.6)%		3.6%
Seattle	16 / 1,711	7,744	1.3%	5 / 580	5 / 669	3,206	6.3%	20.6%	4,618	130,794	885,101	0.6%		5.4%
Portland, OR	9 / 945	7,685	1.3%	2 / 477	4 / 273	2,755	5.4%	16.4%	2,478	86,116	459,642	5.1%		4.9%
Chicago	19 / 2,174	7,532	1.3%	1 / 177	1 / 131	24	1.0%	9.9%	3,065	116,509	465,851	1.1%		4.8%
Philadelphia	12 / 957	7,315	1.3%	4 / 583	4 / 327	1,376	3.6%	7.2%	2,396	93,443	309,912	0.1%		4.0%
Raleigh	2 / 250	6,885	1.2%	1 / 138	1 / 176	2,762	4.9%	29.4%	2,681	105,417	415,810	1.5%		5.7%
Charlottesville, VA	1 / 302	6,178	1.1%	—	—	—	3.9%	12.6%	1,489	81,795	428,169	N/A		4.1%
Riverside	6 / 770	6,060	1.1%	—	—	—	2.4%	17.3%	2,819	96,989	688,625	2.0%		6.4%
Salisbury, MD	2 / 206	6,041	1.0%	—	—	—	8.2%	10.5%	588	84,960	450,906	N/A		2.9%
Santa Rosa, CA	4 / 516	5,733	1.0%	2 / 222	1 / 90	4	0.6%	6.7%	1,119	98,439	829,245	N/A		5.9%
Total - Top 25	289 / 32,594	$383,999	66.7%	84 / 11,803	106 / 11,638	$74,677	3.7%	12.9%	4,282	$115,212	$764,276	1.2%		5.8%
All Other US SHO Markets	307 / 33,337	191,742	33.3%	40 / 5,464	41 / 4,928	16,624	3.4%	12.9%	3,437	82,690	456,818
Total US SHO	596 / 65,931	$575,741	100.0%	124 / 17,267	147 / 16,566	$91,301	3.6%	12.9%	3,972	$109,443	$709,735

% of Total IPNOI						5.0%
US National Average							3.2%	10.8%	94	$72,039	$273,858	1.7%	(10)	4.6%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 20 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2022-2027.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2022 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 1Q22. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from February 2021 - February 2022 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
< 0.85x	3.2%	0.1%	3.3%	10	8	8.8%	0.7%	9.5%	10	12
0.85x - 0.95x	3.5%	—%	3.5%	6	1	0.6%	—%	0.6%	9	1
0.95x - 1.05x	0.6%	0.8%	1.4%	9	2	0.9%	0.6%	1.5%	10	3
1.05x - 1.15x	2.1%	—%	2.1%	15	2	1.6%	2.1%	3.7%	9	3
1.15x - 1.25x	2.5%	—%	2.5%	8	3	4.5%	—%	4.5%	10	2
1.25x - 1.35x	4.5%	1.7%	6.2%	10	4	—%	—%	—%	—	—
> 1.35x	—%	1.6%	1.6%	10	4	—%	0.8%	0.8%	6	3
Total	16.4%	4.2%	20.6%	9	24	16.4%	4.2%	20.6%	9	24

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2022	$—	$42,074	$—	$1,319	$2,894	$46,287	3.8%
2023	—	48,734	—	840	7,667	57,241	4.7%
2024	12,110	58,170	—	—	23,895	94,175	7.7%
2025	5,290	31,111	—	—	3,085	39,486	3.2%
2026	58,515	40,352	—	9,493	98,503	206,863	17.0%
2027	13,265	31,743	—	—	769	45,777	3.8%
2028	4,799	25,892	—	19,383	112	50,186	4.1%
2029	3,972	23,272	—	—	585	27,829	2.3%
2030	15,722	37,768	—	27,601	142	81,233	6.7%
2031	16,867	38,233	—	4,336	—	59,436	4.9%
Thereafter	213,326	94,251	172,363	28,420	1,680	510,040	41.8%
	$343,866	$471,600	$172,363	$91,392	$139,332	$1,218,553	100.0%

Weighted Avg Maturity Years	10	7	14	8	4	9

Notes:
(1) Represents trailing twelve month coverage metrics as of December 31, 2021 for stable portfolio only. Agreements included represent 80% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 20 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	1Q21	2Q21	3Q21	4Q21	1Q22
Properties	357	360	366	375	379
Square feet	16,917,791	17,291,495	17,383,040	17,572,561	18,079,918
Occupancy	94.4%	94.8%	94.7%	94.8%	94.7%
Total revenues	$157,162	$160,514	$160,003	$161,022	$163,597
Operating expenses	47,764	46,184	48,796	47,254	50,599
NOI	$109,398	$114,330	$111,207	$113,768	$112,998
NOI margin	69.6%	71.2%	69.5%	70.7%	69.1%
Revenues per square foot	$37.16	$37.13	$36.82	$36.65	$36.19
NOI per square foot	$25.87	$26.45	$25.59	$25.90	$25.00
Recurring cap-ex	$4,178	$5,978	$7,327	$18,287	$9,141
Other cap-ex	$2,376	$2,014	$2,064	$4,738	$1,594

Same Store Performance(2)	1Q21	2Q21	3Q21	4Q21	1Q22
Properties	351	351	351	351	351
Occupancy	94.7%	94.8%	94.7%	94.8%	94.5%
Same store revenues	$145,708	$144,881	$146,785	$146,887	$150,087
Same store operating expenses	45,823	45,439	46,638	44,836	47,456
Same store NOI	$99,885	$99,442	$100,147	$102,051	$102,631
NOI margin	68.6%	68.6%	68.2%	69.5%	68.4%
Year over year NOI growth rate					2.7%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$26,031	5.5%	Health system affiliated properties as % of NOI(3)	89.8%
Virtua	15,301	3.2%	Health system affiliated tenants as % of rental income(3)	61.8%
Novant Health	14,778	3.1%	Retention (trailing twelve months)(3)	90.1%
Providence Health & Services	13,658	2.9%	In-house managed properties as % of square feet(3,4)	88.4%
Common Spirit Health	12,868	2.7%	Average remaining lease term (years)(3)	6.6
Remaining portfolio	388,964	82.6%	Average building size (square feet)(3)	60,127
Total	$471,600	100.0%	Average age (years)	16

Expirations(3)	2022	2023	2024	2025	2026	Thereafter
Occupied square feet	1,434,327	1,740,426	1,950,158	1,120,222	1,532,081	9,348,890
% of occupied square feet	8.4%	10.2%	11.4%	6.5%	8.9%	54.6%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 351 same store properties representing 16,560,342 square feet. See pages 20 and 21 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2018	2019	2020	2021	1Q22	18-22 Total
Count	15	27	12	35	5	94
Total	$3,788,261	$4,073,554	$910,217	$4,101,534	$740,036	$13,613,602
Low	4,950	7,550	6,201	5,000	24,500	4,950
Median	73,727	38,800	48,490	45,157	137,437	44,504
High	2,481,723	1,250,000	235,387	1,576,642	389,149	2,481,723

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Yield	Dispositions and Loan Payoffs	Yield
January	$547,815	5.2%	$55,093	9.0%	$—	—%
February	88,661	4.9%	120,328	6.6%	60,632	6.8%
March	150,428	5.5%	52,600	7.0%	94,213	7.6%
Total	$786,904	5.2%	$228,021	7.3%	$154,845	7.3%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions and includes advances for non-real estate loans and excludes advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	First Quarter 2022
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	10	1,421	units	$334,504	$454,349
Outpatient Medical	4	509,617	sf	291	148,250
Health System	—	—	units	—	137,437
Loan funding					46,868
Total acquisitions and loan funding(2)	14				786,904	5.2%

Development Funding(3)
Development projects:
Seniors Housing Operating	40	6,194	units		193,122
Seniors Housing Triple-net	6	551	units		18,686
Outpatient Medical	4	303,369	sf		18,670
Total development projects	50				230,478
Expansion projects:
Seniors Housing Operating	3	195	units		1,710
Outpatient Medical	1	31,845	sf		1,159
Total expansion projects	4				2,869

Total development funding	54				233,347	7.3%

Total gross investments					1,020,251	5.7%

Dispositions and Loan Payoffs(4)
Seniors Housing Triple-net	1	72	units	125,347	9,025
Long-Term/Post-Acute Care	6	683	beds	97,936	66,890
Loan payoffs					78,930
Total dispositions and loan payoffs(5)	7				154,845	7.3%

Net investments (dispositions)					$865,406

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in existing properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

Property Acquisitions Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Cogir Management Corporation	153	1360 K.L.O Road	Kelowna	BC	CA	Kelowna
Cogir Management Corporation	165	580 Yates Road	Kelowna	BC	CA	Kelowna
Cogir Management Corporation	169	1075 Barnes Avenue	Kelowna	BC	CA	Kelowna
Cogir Management Corporation	165	1277 Gordon Drive	Kelowna	BC	CA	Kelowna
Cogir Management Corporation	76	3200 Lakeshore Road	Kelowna	BC	CA	Kelowna
Cogir Management Corporation	158	3475 Wilson Street	Penticton	BC	CA	Penticton
Cogir Management Corporation	153	1800 58th Avenue	Vernon	BC	CA	Vernon
Cogir Management Corporation	126	2505 Ingram Road	West Kelowna	BC	CA	Kelowna
New Perspective Senior Living	100	2300 Illinois Route 53	Long Grove	IL	US	Chicago
United Group	156	1 Patriot Circle	Utica	NY	US	Utica, NY
Total	1,421

Outpatient Medical	Sq. Ft
Tenet Healthcare	133,026	513 Brookwood Boulevard	Birmingham	AL	US	Birmingham
Tenet Healthcare	131,825	2006 Brookwood Medical Center Drive	Birmingham	AL	US	Birmingham
Tenet Healthcare	165,367	2022 Brookwood Medical Center Drive	Birmingham	AL	US	Birmingham
Tenet Healthcare	79,399	2018 Brookwood Medical Center Drive	Birmingham	AL	US	Birmingham
Total	509,617

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 03/31/22	Estimated Conversion

Seniors Housing Operating
Barnet, UK	100	—	76	24	$51,096	$46,122	2Q22
Staten Island, NY	95	—	45	50	21,590	19,741	2Q22
Sachse, TX	193	193	—	—	37,788	18,373	3Q22
Princeton, NJ	80	—	68	12	29,624	27,620	3Q22
Montreal, ON	249	225	—	24	20,577	12,400	3Q22
Montreal, ON	229	229	—	—	18,478	11,430	3Q22
Berea, OH	120	120	—	—	13,441	11,236	3Q22
Painesville, OH	119	119	—	—	13,016	9,633	3Q22
Beaver, PA	116	116	—	—	12,766	8,833	3Q22
Bellevue, WA	110	—	85	25	10,169	7,335	3Q22
New York, NY	528	400	92	36	146,096	140,897	4Q22
New Rochelle, NY	72	—	36	36	41,922	17,437	4Q22
Pflugerville, TX	196	196	—	—	39,224	15,266	4Q22
Georgetown, TX	188	188	—	—	35,961	18,644	4Q22
Denton, TX	65	65	—	—	19,386	6,565	4Q22
Orange, CA	91	—	49	42	19,054	9,250	4Q22
Livingston, NJ	103	—	77	26	16,867	9,145	4Q22
Sunnyvale, CA	90	—	52	38	25,661	11,768	1Q23
McLean, VA	103	—	63	40	24,211	11,806	1Q23
Brookline, MA	159	81	38	40	145,990	36,750	2Q23
New York, NY	160	—	76	84	79,400	55,026	2Q23
Vienna, VA	85	—	49	36	40,808	15,680	2Q23
Lake Jackson, TX	130	130	—	—	31,684	4,247	2Q23
Coral Gables, FL	91	—	55	36	21,147	5,549	2Q23
White Marsh, MD	188	106	55	27	77,234	8,110	3Q23
Weymouth, MA	165	91	48	26	76,188	15,200	3Q23
Charlotte, NC	328	328	—	—	71,658	31,352	3Q23
Glendale, AZ	204	204	—	—	53,870	8,348	3Q23
Oceanside, CA	90	—	50	40	15,147	2,365	3Q23
Miami Twp, OH	122	122	—	—	16,385	1,962	4Q23
Tarrytown, NY	85	—	53	32	20,720	4,004	1Q24
Gaithersburg, MD	302	190	89	23	156,194	29,494	2Q24
Leander, TX	72	72	—	—	26,231	3,595	2Q24
Temple, TX	245	245	—	—	65,569	5,407	4Q24
Cupertino, CA	158	—	158	—	61,929	26,937	4Q24
Kyle, TX	225	245	—	—	61,436	4,477	1Q25
Subtotal	5,656	3,665	1,314	697	1,618,517	672,004

Seniors Housing Triple-net
Redhill, UK	76	—	46	30	20,912	18,471	2Q22
London, UK	82	—	51	31	42,436	22,650	3Q22
Wombourne, UK	66	—	41	25	15,782	11,891	4Q22
Leicester, UK	60	—	36	24	14,730	10,186	4Q22
Rugby, UK	76	—	51	25	20,140	10,460	1Q23
Raleigh, NC	191	151	40	—	141,853	53,291	2Q23
Subtotal	551	151	265	135	255,853	126,949

Outpatient Medical		Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 03/31/22	Estimated Conversion
Norman, OK		47,082	100%	Yes	21,792	11,105	3Q22
Tyler, TX		85,214	100%	Yes	34,750	20,452	4Q22
Stafford, TX		36,788	100%	Yes	18,031	6,172	4Q22
Norman, OK		134,285	100%	Yes	68,136	7,338	2Q23
Subtotal		303,369			142,709	45,067

Total Development Projects					$2,017,079	$844,020
Note: (1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus capitalized interest and unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2022 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	36	5,656	7.4%	$501,800	$444,713	$946,513	$1,618,517
Seniors Housing Triple-net	6	551	7.2%	92,511	36,393	128,904	255,853
Outpatient Medical	4	303,369	6.1%	78,935	18,707	97,642	142,709
Total	46		7.1%	$673,246	$499,813	$1,173,059	$2,017,079

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q22 actual	$228,021	7.3%	2022 actual	$228,021	7.3%
2Q22 estimate	93,598	8.5%	2022 estimate	715,488	6.9%
3Q22 estimate	220,087	7.0%	2023 estimate	909,512	7.6%
4Q22 estimate	401,803	6.4%	2024 estimate	330,643	7.4%
1Q23 estimate	70,012	7.7%	2025 estimate	61,436	6.4%
2Q23 estimate	529,018	7.6%	Total	$2,245,100	7.3%
3Q23 estimate	294,097	7.6%
4Q23 estimate	16,385	6.1%
1Q24 estimate	20,720	8.2%
2Q24 estimate	182,425	8.3%
4Q24 estimate	127,498	6.1%
2Q25 estimate	61,436	6.4%
Total	$2,245,100	7.3%

Unstabilized Properties
	12/31/2021 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	03/31/2022 Properties	Beds / Units
Seniors Housing Operating	33	—	4	1	38	5,474
Seniors Housing Triple-net	24	—	(1)	1	24	2,554
Total	57	—	3	2	62	8,028

Occupancy	12/31/2021 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	03/31/2022 Properties
0% - 50%	33	—	4	1	—	38
50% - 70%	17	—	—	—	—	17
70% +	7	—	—	—	—	7
Total	57	—	4	1	—	62

Occupancy	03/31/2022 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	38	10	$44,671	0.8%	$1,162,335	2.9%
50% - 70%	17	21	65,177	1.2%	542,950	1.3%
70% +	7	20	37,571	0.7%	364,880	0.9%
Total	62	11	$147,419	2.7%	$2,070,165	5.1%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 14.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$745,316	80,327	units
Seniors Housing Triple-net	383,528	24,052	units
Outpatient Medical	434,884	18,079,918	square feet
Health System	172,368	20,279	units/beds
Long-Term/Post-Acute Care	89,252	6,256	beds
Total In-Place NOI(2)	1,825,348
Incremental stabilized NOI(3)	109,467
Total stabilized NOI	$1,934,815

Obligations
Lines of credit and commercial paper(4)	$300,000
Senior unsecured notes(4)	12,231,595
Secured debt(4)	2,962,487
Financing lease liabilities	110,824
Total debt	$15,604,906
Add (Subtract):
Other liabilities (assets), net(5)	$436,725
Cash and cash equivalents and restricted cash	(367,043)
Net obligations	$15,674,588

Other Assets
Land parcels	$266,338	Effective Interest Rate(8)
Real estate loans receivable(6)	1,257,303	11.0%
Non real estate loans receivable(7)	239,023	10.6%
Joint venture real estate loans receivables(9)	228,325	5.8%
Other investments(10)	8,844
Investments held for sale(11)	265,294
Development properties:(12)
Current balance	853,641
Unfunded commitments	1,190,230
Committed balances	$2,043,871
Projected yield	7.1%
Projected NOI	$145,115

Common Shares Outstanding(13)	455,344
Notes:
(1) Includes $12,772,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 20 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,120,988,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$309,401
Below market tenant lease intangibles, net	27,735
Deferred taxes, net	(33,689)
Intangible assets, net	(48,196)
Other non-cash liabilities / (assets), net	6,438
Total non-cash liabilities/(assets), net	$261,689

(6) Represents $1,271,458,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, and net of $14,155,000 of credit allowances.
(7) Represents $390,559,000 of non-real estate loans, net of $151,536,000 of credit allowances.
(8) Average cash-pay interest rates are 6.3% and 1.8% for real estate and non-real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Represents the fair value of Genesis Healthcare, Inc. stock investment based on closing stock price at March 31, 2022 and estimated fair value of a 3.4% ownership in a Seniors Housing Operating portfolio excluded from IPNOI.
(11) Represents expected proceeds from assets held for sale.
(12) See pages 11-12. Also includes expansion projects.
(13) Includes redeemable OP units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	1Q21	2Q21	3Q21	4Q21	1Q22
Revenues:
Seniors Housing Operating
Resident fees and services	$708,026	$726,516	$809,930	$870,039	$965,574
Interest income	1,125	859	1,117	1,091	1,398
Other income	1,967	860	1,049	6,434	3,007
Total revenues	711,118	728,235	812,096	877,564	969,979

Seniors Housing Triple-net
Rental income	57,328	108,612	114,039	116,497	108,792
Interest income	6,660	28,885	32,153	33,149	33,097
Other income	913	1,357	901	1,068	1,471
Total revenues	64,901	138,854	147,093	150,714	143,360

Outpatient Medical
Rental income	151,688	150,781	157,474	155,715	160,288
Interest income	3,538	4,731	472	51	71
Other income	1,936	5,002	2,057	5,256	3,238
Total revenues	157,162	160,514	160,003	161,022	163,597

Health System
Rental income	42,445	46,554	46,204	47,440	51,243
Total revenues	42,445	46,554	46,204	47,440	51,243

Long-Term/Post-Acute Care
Rental income	49,761	40,542	32,255	30,989	30,039
Interest income	8,256	3,973	6,122	5,381	5,107
Other income	186	—	184	—	234
Total revenues	58,203	44,515	38,561	36,370	35,380

Corporate
Other income	3,129	2,672	3,362	3,548	3,183
Total revenues	3,129	2,672	3,362	3,548	3,183

Total
Rental income	301,222	346,489	349,972	350,641	350,362
Resident fees and services	708,026	726,516	809,930	870,039	965,574
Interest income	19,579	38,448	39,864	39,672	39,673
Other income	8,131	9,891	7,553	16,306	11,133
Total revenues	1,036,958	1,121,344	1,207,319	1,276,658	1,366,742

Property operating expenses:
Seniors Housing Operating	539,058	584,484	644,241	698,601	774,936
Seniors Housing Triple-net	7,758	7,871	7,927	8,236	7,421
Outpatient Medical	47,764	46,184	48,796	47,254	50,599
Health System	20	54	64	64	35
Long-Term/Post-Acute Care	5,279	4,848	3,859	4,085	3,958
Corporate	1,654	2,174	3,054	1,935	2,615
Total property operating expenses	601,533	645,615	707,941	760,175	839,564

Net operating income:
Seniors Housing Operating	172,060	143,751	167,855	178,963	195,043
Seniors Housing Triple-net	57,143	130,983	139,166	142,478	135,939
Outpatient Medical	109,398	114,330	111,207	113,768	112,998
Health System	42,425	46,500	46,140	47,376	51,208
Long-Term/Post-Acute Care	52,924	39,667	34,702	32,285	31,422
Corporate	1,475	498	308	1,613	568
Net operating income	$435,425	$475,729	$499,378	$516,483	$527,178
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 19. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%. Excludes NOI related to a leasehold portfolio interest for 26 properties assumed by a wholly-owned affiliate in conjunction with the Holiday Retirement transaction. Subsequent to the initial transaction, we purchased eight of the leased properties and one of the properties was sold by the landlord and removed from the lease. No rent will be paid in excess of net cash flow relating to the leasehold properties and therefore, the leasehold interests have been excluded from NOI and relevant metrics such as property count, unit count, IPNOI. same store NOI, REVPOR and same store REVPOR.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	March 31, 2022		March 31, 2022
Net income (loss)	$368,038		$65,751
Interest expense	488,407		121,696
Income tax expense (benefit)	9,783		5,013
Depreciation and amortization	1,097,228		304,088
EBITDA	1,963,456		496,548
Loss (income) from unconsolidated entities	38,866		2,884
Stock-based compensation(2)	19,681		7,445
Loss (gain) on extinguishment of debt, net	54,505		(12)
Loss (gain) on real estate dispositions, net	(199,229)		(22,934)
Impairment of assets	27,539		—
Provision for loan losses, net	5,083		(804)
Loss (gain) on derivatives and financial instruments, net	(6,689)		2,578
Other expenses(2)	56,127		26,066
Leasehold interest adjustment(3)	(7,697)		(8,457)
Casualty losses, net of recoveries(4)	5,799		13
Total adjustments	(6,015)		6,779
Adjusted EBITDA	$1,957,441		$503,327

Interest Coverage Ratios
Interest expense	$488,407		$121,696
Capitalized interest	20,335		5,479
Non-cash interest expense	(18,624)		(4,109)
Total interest	$490,118		$123,066
EBITDA	$1,963,456		$496,548
Interest coverage ratio	4.01	x	4.03	x
Adjusted EBITDA	$1,957,441		$503,327
Adjusted Interest coverage ratio	3.99	x	4.09	x

Fixed Charge Coverage Ratios
Total interest	$490,118		$123,066
Secured debt principal amortization	65,600		15,968
Total fixed charges	$555,718		$139,034
EBITDA	$1,963,456		$496,548
Fixed charge coverage ratio	3.53	x	3.57	x
Adjusted EBITDA	$1,957,441		$503,327
Adjusted Fixed charge coverage ratio	3.52	x	3.62	x

Net Debt to EBITDA Ratios
Total debt(5)			$14,652,497
Less: cash and cash equivalents and restricted cash			(367,043)
Net debt			$14,285,454
EBITDA Annualized			$1,986,192
Net debt to EBITDA ratio			7.19	x
Adjusted EBITDA Annualized			$2,013,308
Net debt to Adjusted EBITDA ratio			7.10	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 19.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) For the three months ended March 31, 2022, represents $13,941,000 of revenues and $5,484,000 of property operating expenses associated with a leasehold portfolio interest relating to 26 properties assumed by a wholly-owned affiliate in conjunction with the Holiday Retirement transaction. Subsequent to the initial transaction, we purchased eight of the leased properties and one of the properties was sold by the landlord and removed from the lease. No rent will be paid in excess of net cash flow relating to the leasehold properties and therefore, the net impact has been excluded from Adjusted EBITDA.
(4) Represents casualty losses net of any insurance recoveries.
(5) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $110,824,000. Excludes operating lease liabilities of $438,175,000 related to ASC 842 adoption.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$299,968	0.90%
Long-term debt obligations(2)(3)	14,352,529	42.89%
Cash and cash equivalents and restricted cash	(367,043)	(1.10)%
Net debt to consolidated book capitalization	$14,285,454	42.69%
Total equity(4)	19,178,026	57.31%
Consolidated book capitalization	$33,463,480	100.00%
Joint venture debt, net(5)	846.846
Total book capitalization	$33,464,326.846

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$299,968	0.74%
Long-term debt obligations(2)(3)	14,352,529	35.28%
Cash and cash equivalents and restricted cash	(367,043)	(0.90)%
Net debt to consolidated undepreciated book capitalization	$14,285,454	35.12%
Accumulated depreciation and amortization	7,215,622	17.74%
Total equity(4)	19,178,026	47.14%
Consolidated undepreciated book capitalization	$40,679,102	100.00%
Joint venture debt, net(5)	846.846
Total undepreciated book capitalization	$40,679,948.846

Enterprise Value
Lines of credit and commercial paper(2)	$299,968	0.51%
Long-term debt obligations(2)(3)	14,352,529	24.24%
Cash and cash equivalents and restricted cash	(367,043)	(0.62)%
Net debt to consolidated enterprise value	$14,285,454	24.13%
Common shares outstanding	453,948
Period end share price	96.14
Common equity market capitalization	$43,642,561	73.71%
Noncontrolling interests(4)	1,282,450	2.17%
Consolidated enterprise value	$59,210,465	100.00%
Joint venture debt, net(5)	846.846
Total enterprise value	$59,211,311.846

Secured Debt as % of Total Assets
Secured debt(2)	$2,104,945	5.93%
Total assets	$35,472,453

Total Debt as % of Total Assets
Total debt(2)(3)	$14,652,497	41.31%
Total assets	$35,472,453

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$12,436,728	35.52%
Unencumbered assets	$35,009,520

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 19.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $110,824,000 and excludes operating lease liabilities of $438,175,000 related to ASC 842 adoption.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)	% of Total	Wtd. Avg. Interest Rate(8)
2022	$—	$—	$575,737	$146,558	$(162,930)	$559,365	3.61%	2.93%
2023	—	700,288	448,580	159,884	(71,314)	1,237,438	7.99%	2.42%
2024	—	1,350,000	184,770	143,002	(25,125)	1,652,647	10.67%	3.78%
2025	—	1,260,000	167,506	502,528	(30,530)	1,899,504	12.26%	3.78%
2026	300,000	700,000	109,782	50,001	(30,115)	1,129,668	7.29%	3.22%
2027	—	740,347	169,760	66,084	(46,692)	929,499	6.00%	2.95%
2028	—	1,473,360	80,994	27,411	(13,840)	1,567,925	10.12%	4.47%
2029	—	1,050,000	246,513	36,732	(1,945)	1,331,300	8.59%	2.84%
2030	—	750,000	5,028	32,496	(1,133)	786,391	5.08%	3.06%
2031	—	1,350,000	5,254	27,996	(1,186)	1,382,064	8.92%	2.77%
Thereafter	—	2,857,600	121,717	74,213	(35,249)	3,018,281	19.47%	4.42%
Totals	$300,000	$12,231,595	$2,115,641	$1,266,905	$(420,059)	$15,494,082	100.00%

Weighted Avg. Interest Rate(8)	1.01%	3.61%	3.03%	3.30%	2.91%	3.47%

Weighted Avg. Maturity Years	4.2	7.6	3.6	5.3	3.3	6.9

% Floating Rate Debt(8)	100.00%	10.30%	33.14%	25.22%	36.68%	15.66%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)	Investment Hedges(9)
United States	$300,000	$10,410,000	$1,082,993	$934,809	$(176,303)	$12,551,499	$—
United Kingdom	—	1,380,960	—	—	—	1,380,960	2,486,659
Canada	—	440,635	1,032,648	332,096	(243,756)	1,561,623	861,240
Totals	$300,000	$12,231,595	$2,115,641	$1,266,905	$(420,059)	$15,494,082	$3,347,899

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) The 2026 maturity reflects the $190,000,000 in principal outstanding on our unsecured commercial paper program as of as of March 31, 2022. The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2023 (none outstanding at March 31, 2022) and a $3,000,000,000 tranche that matures on June 4, 2025 ($110,000,000 at March 31, 2022). Both tranches may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility. As such, we calculate the weighted average remaining term of our commercial paper borrowings using the extended maturity date of the unsecured revolving credit facility.
(3) 2023 includes a $500,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $200,288,000 USD at March 31, 2022). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $240,347,000 USD at March 31, 2022) that matures on January 15, 2027.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $723,360,000 USD at March 31, 2022). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $657,600,000 USD at March 31, 2022). The notes mature on December 1, 2034.
(7) Excludes operating lease liabilities of $438,175,000 and finance lease liabilities of $110,824,000 related to ASC 842 adoption.
(8) Based on variable interest rates and foreign currency exchange rates in effect as of March 31, 2022. The interest rate on the unsecured revolving credit facility is 1-month LIBOR + 0.775%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps to convert fixed rate debt to SOFR-based floating rate debt, LIBOR-based floating rate debt to fixed rate debt, and CDOR-based floating rate debt to fixed rate debt.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(23,548,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term/post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI ("IPNOI") and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	1Q21	2Q21	3Q21	4Q21	1Q22
Net income (loss)	$72,192	$45,757	$190,336	$66,194	$65,751
Loss (gain) on real estate dispositions, net	(59,080)	(44,668)	(119,954)	(11,673)	(22,934)
Loss (income) from unconsolidated entities	(13,049)	7,976	15,832	12,174	2,884
Income tax expense (benefit)	3,943	(2,221)	4,940	2,051	5,013
Other expenses	10,994	11,687	3,575	15,483	26,069
Impairment of assets	23,568	23,692	1,490	2,357	—
Provision for loan losses, net	1,383	6,197	(271)	(39)	(804)
Loss (gain) on extinguishment of debt, net	(4,643)	55,612	(5)	(1,090)	(12)
Loss (gain) on derivatives and financial instruments, net	1,934	(359)	(8,078)	(830)	2,578
General and administrative expenses	29,926	31,436	32,256	33,109	37,706
Depreciation and amortization	244,426	240,885	267,754	284,501	304,088
Interest expense	123,142	122,341	122,522	121,848	121,696
Consolidated net operating income	434,736	498,335	510,397	524,085	542,035
NOI attributable to unconsolidated investments(1)	21,516	21,180	20,042	20,287	20,142
NOI attributable to noncontrolling interests(2)	(20,827)	(43,786)	(31,061)	(27,889)	(34,999)
Pro rata net operating income (NOI)(3)	$435,425	$475,729	$499,378	$516,483	$527,178

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$969,979	$143,360	$163,597	$51,243	$35,380	$3,183	$1,366,742
Property operating expenses	(774,936)	(7,421)	(50,599)	(35)	(3,958)	(2,615)	(839,564)
NOI(3)	195,043	135,939	112,998	51,208	31,422	568	527,178
Adjust:
Interest income	(1,398)	(33,097)	(71)	—	(5,107)	—	(39,673)
Other income(4)	(3,007)	(1,471)	(3,238)	—	(234)	(3,183)	(11,133)
Sold / held for sale	276	30	—	(454)	(2,656)	—	(2,804)
Non operational(5)	1,258	—	67	—	(272)	—	1,053
Non In-Place NOI(6)	(6,401)	(5,680)	(3,073)	(8,289)	(840)	2,615	(21,668)
Timing adjustments(7)	558	161	2,038	627	—	—	3,384
Total adjustments	(8,714)	(40,057)	(4,277)	(8,116)	(9,109)	(568)	(70,841)
In-Place NOI	186,329	95,882	108,721	43,092	22,313	—	456,337
Annualized In-Place NOI	$745,316	$383,528	$434,884	$172,368	$89,252	$—	$1,825,348

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	869	318	390	205	94	1,876
Recent acquisitions/ development conversions(8)	(172)	(28)	(26)	(2)	—	(228)
Under development	(36)	(5)	(4)	—	—	(45)
Under redevelopment(9)	(4)	—	(2)	—	(3)	(9)
Current held for sale	(3)	—	(1)	(4)	(9)	(17)
Land parcels, loans and sub-leases	(23)	(11)	(6)	—	—	(40)
Transitions(10)	(97)	(7)	—	(9)	(3)	(116)
Other(11)	(2)	—	—	—	(3)	(5)
Same store properties	532	267	351	190	76	1,416
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove NOI related to certain leasehold properties. See page 14 for more information.
(3) Represents Welltower's pro rata share of NOI. See page 14 for more information.
(4) Excludes amounts recognized in other income related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(5) Primarily includes development properties and land parcels.
(6) Primarily represents non-cash NOI.
(7) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions
(8) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy.
(9) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(10) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.
(11) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	1Q21	2Q21	3Q21	4Q21	1Q22	Y/o/Y
Seniors Housing Operating
NOI	$172,060	$143,751	$167,855	$178,963	$195,043
Non-cash NOI on same store properties	(865)	12,268	(98)	(36)	(74)
NOI attributable to non-same store properties	(19,399)	(13,548)	(29,810)	(35,210)	(51,575)
Currency and ownership adjustments(1)	(186)	(998)	12	78	178
Normalizing adjustment for government grants(2)	(32,457)	(8,130)	(4,998)	(18,051)	(1,304)
Other normalizing adjustments(3)	770	1,094	1,337	3,757	(249)
SSNOI(4)	119,923	134,437	134,298	129,501	142,019	18.4%

Seniors Housing Triple-net
NOI	57,143	130,983	139,166	142,478	135,939
Non-cash NOI on same store properties	(4,537)	(4,461)	(3,987)	(2,694)	(2,912)
NOI attributable to non-same store properties	25,170	(52,410)	(59,664)	(61,300)	(50,186)
Currency and ownership adjustments(1)	(233)	(515)	(237)	184	274
Other normalizing adjustments(3)	(12)	405	535	59	(213)
SSNOI	77,531	74,002	75,813	78,727	82,902	6.9%

Outpatient Medical
NOI	109,398	114,330	111,207	113,768	112,998
Non-cash NOI on same store properties	(2,656)	(2,675)	(1,901)	(2,493)	(2,096)
NOI attributable to non-same store properties	(5,562)	(11,810)	(8,441)	(9,278)	(7,798)
Currency and ownership adjustments(1)	(1,140)	(55)	296	(240)	64
Other normalizing adjustments(3)	(155)	(348)	(1,014)	294	(537)
SSNOI	99,885	99,442	100,147	102,051	102,631	2.7%

Health System
NOI	42,425	46,500	46,140	47,376	51,208
Non-cash NOI on same store properties	(5,278)	(5,278)	(4,647)	(5,760)	(7,418)
NOI attributable to non-same store properties	(1,361)	(5,436)	(5,051)	(4,845)	(5,289)
Currency and ownership adjustments(1)	2,237	2,237	2,278	2,298	568
SSNOI	38,023	38,023	38,720	39,069	39,069	2.8%

Long-Term/Post-Acute Care
NOI	52,924	39,667	34,702	32,285	31,422
Non-cash NOI on same store properties	(326)	(950)	(1,137)	(937)	(1,026)
NOI attributable to non-same store properties	(30,840)	(16,849)	(11,679)	(9,376)	(8,082)
Currency and ownership adjustments(1)	(10)	(67)	(21)	(19)	(10)
Other normalizing adjustments(3)	169	—	—	—	—
SSNOI	21,917	21,801	21,865	21,953	22,304	1.8%

Corporate
NOI	1,475	498	308	1,613	568
NOI attributable to non-same store properties	(1,475)	(498)	(308)	(1,613)	(568)
SSNOI	—	—	—	—	—

Total
NOI	435,425	475,729	499,378	516,483	527,178
Non-cash NOI on same store properties	(13,662)	(1,096)	(11,770)	(11,920)	(13,526)
NOI attributable to non-same store properties	(33,467)	(100,551)	(114,953)	(121,622)	(123,498)
Currency and ownership adjustments(1)	668	(1,635)	50	3	1,074
Normalizing adjustments, net	(31,685)	(6,979)	(4,140)	(13,941)	(2,303)
SSNOI	$357,279	$365,468	$368,565	$369,003	$388,925	8.9%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2739 and to translate UK properties at a GBP/USD rate of 1.35.
(2) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(4) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic net of any reimbursements exclusive of those included in (2) above.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$786,071	$101,099	$109,442	$996,612
Unconsolidated SHO revenues attributable to Welltower(1)	26,834	—	22,274	49,108
SHO revenues attributable to noncontrolling interests(2)	(43,901)	(9,367)	(22,473)	(75,741)
Pro rata SHO revenues(3)	769,004	91,732	109,243	969,979
SHO interest and other income	(1,940)	(6)	(2,458)	(4,404)
SHO revenues attributable to sold and held for sale properties	(186)	—	—	(186)
Currency and ownership adjustments(4)	—	581	(596)	(15)
SHO local revenues	766,877	92,307	106,189	965,373
Average occupied units/month	45,842	3,218	12,104	61,164
REVPOR/month in USD	$5,654	$9,694	$2,965	$5,334
REVPOR/month in local currency(4)		£7,025	$3,753

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	1Q21	1Q22	1Q21	1Q22	1Q21	1Q22	1Q21	1Q22
SHO SS REVPOR Growth
Consolidated SHO revenues	$526,248	$786,071	$95,184	$101,099	$104,970	$109,442	$726,402	$996,612
Unconsolidated SHO revenues attributable to WELL(1)	22,008	26,834	—	—	21,206	22,274	43,214	49,108
SHO revenues attributable to noncontrolling interests(2)	(23,702)	(43,901)	(11,705)	(9,367)	(23,122)	(22,473)	(58,529)	(75,741)
SHO pro rata revenues(3)	524,554	769,004	83,479	91,732	103,054	109,243	711,087	969,979
Non-cash revenues on same store properties	(849)	(562)	—	—	—	—	(849)	(562)
Revenues attributable to non-same store properties	(30,443)	(208,311)	(63,175)	(69,174)	(5,099)	(11,544)	(98,717)	(289,029)
Currency and ownership adjustments(4)	161	—	368	147	(597)	(541)	(68)	(394)
SHO SS revenues(5)	493,423	560,131	20,672	22,705	97,358	97,158	611,453	679,994
Avg. occupied units/month(6)	26,647	29,177	746	802	11,086	10,929	38,479	40,908
SHO SS REVPOR(7)	$6,258	$6,488	$9,365	$9,568	$2,968	$3,004	$5,370	$5,618
SS REVPOR YOY growth	—%	3.7%	—%	2.2%	—%	1.2%	—	4.6%

SHO SSNOI Growth
Consolidated SHO NOI	$123,120	$162,292	$21,226	$18,224	$26,088	$26,168	$170,434	$206,684
Unconsolidated SHO NOI attributable to WELL(1)	4,612	3,617	—	—	7,291	5,973	11,903	9,590
SHO NOI attributable to noncontrolling interests(2)	(2,693)	(15,007)	(2,225)	(1,345)	(5,359)	(4,879)	(10,277)	(21,231)
SHO pro rata NOI(3)	125,039	150,902	19,001	16,879	28,020	27,262	172,060	195,043
Non-cash NOI on same store properties	(865)	(86)	—	—	—	12	(865)	(74)
NOI attributable to non-same store properties	(4,606)	(34,305)	(14,171)	(12,714)	(622)	(4,556)	(19,399)	(51,575)
Currency and ownership adjustments(4)	(80)	266	94	33	(200)	(121)	(186)	178
Normalizing adjustment for government grants(8)	(30,041)	(497)	—	—	(2,416)	(807)	(32,457)	(1,304)
Other normalizing adjustments(9)	770	(249)	—	—	—	—	770	(249)
SHO pro rata SSNOI(5)	$90,217	$116,031	$4,924	$4,198	$24,782	$21,790	$119,923	$142,019
SHO SSNOI growth		28.6%		(14.7)%		(12.1)%		18.4%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(5)		$426,375		$19,478		$94,402		$540,255
Average units in service(10)		37,257		1,203		13,995		52,455
SSNOI/unit in USD		$11,444		$16,191		$6,745		$10,299
SSNOI/unit in local currency(4)				£11,733		$8,538
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove NOI related to certain leasehold properties. See page 14 for more information.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 14 & 21 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2739 and to translate UK properties at a GBP/USD rate of 1.35.
(5) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 21 for more information.
(6) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(7) Represents pro rata SS average revenues generated per occupied room per month.
(8) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(9) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(10) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of the COVID-19 pandemic; uncertainty regarding the implementation and impact of the CARES Act and future stimulus or other COVID-19 relief legislation; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated May 10, 2022 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

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www.welltower.com

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